                                                                    EXHIBIT 3(i)
                                                                           TAB R


                          RESOLUTION OF THE DIRECTORS
                                      OF
                       WALSH COMMUNICATIONS GROUP, INC.


     The following Resolutions were adopted by the Directors of Walsh Communications Group, Inc. on the 4th day of May, 1990.

     RESOLVED, that the Articles of Incorporation be amended to change Article 1, the Name of the corporation to AVE, INC. It is further

     RESOLVED that the Officers and Directors take such action as is necessary to amend the Articles of Incorporation.

                                       WALSH COMMUNICATIONS GROUP, INC.

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       MAY 07 1990

                           CERTIFICATE OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                       WALSH COMMUNICATIONS GROUP, INC.

FRANKIE SUE DEL PAPA  SECRETARY OF STATE
/s/ FRANKIE SUE DEL PAPA
--------------------------------------
65-87

        Pursuant to the Nevada Corporations Act, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Certificate of Amendment for the Corporation this 4th day of May, 1990.

        RESOLVED, that Article I - NAME be amended to reflect the new name of the corporation,namely: AVE, INC.

Article I - NAME is hereby amended as follows:

                                   Article I
                                     NAME

        The name of this corporation is AVE, INC.

        The amendment was approved by all of the issued and outstanding shares, and will not increase the capitalization of the corporation.

                                       WALSH COMMUNICATIONS GROUP, INC.


                                       /s/ VICTOR ALEXANDER
                                       ----------------------------------------
                                  By:  Victor Alexander, President


                                       /s/ LIV MARIE ALEXANDER
                                       ----------------------------------------
                              Attest:  Liv Marie Alexander, Secretary

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JAN 23 1987


FRANKIE SUE DEL PAPA  SECRETARY OF STATE
/s/ FRANKIE SUE DEL PAPA
--------------------------------------
No. 465-87

                         CERTIFICATE OF INCORPORATION
                                      OF
                             DE LUXE ONYX COMPANY

First:  Name. The name of this corporation is:  DE LUXE ONYX COMPANY.
        ----

Second:  Principal Office. The principal office or place of business of this
         ----------------
corporation shall be located at:

          Resident Agency National, 377 South Carson Street, Carson City,
Nevada.

Third:  Purpose. The purpose for which this corporation is formed is to engage
        -------
in any lawful activity; and,

     To buy, own, possess, improve, develop, sell, mortgage, lease and otherwise deal in all kinds of real property in the State of California and elsewhere; to buy, sell, own mortgage or otherwise deal in and handle all kinds of personal property.

Fourth:  Authorization of Capital Stock. The amount of the total authorized
         ------------------------------
capital stock of this corporation shall be One Hundred Thousand Dollars ($100,000), consisting of One Hundred Thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share. The stock shall be common, non-assessable and voting stock may be issued as, when and for such consideration as the Board of Directors may from time to time determine. The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000).

Fifth:  Incorporators. The names and addresses of each of the incorporators
        -------------
signing these Articles of Incorporation are as follows:

     1.   Mark S. Timothy, 1133 Brickyard Rd., Salt Lake City, Utah.

     2.   Jerry Timothy, 2089 Donelson Lane, Salt Lake City, Utah.

Sixth:  Directors. The governing board of this corporation shall be known as
        ---------
directors and the number of directors may from time to time be increased or decreased in such manner as shall be specified by the bylaws of the corporation; provided, however, the number of directors shall not be reduced to less than two
(2).

The names and addresses of the directors comprising the first Board of Directors are as follows:

     1.   Mark S. Timothy, 1133 Brickyard Rd., Salt Lake City, Utah.

     2.   Jerry Timothy, 2089 Donelson Lane, Salt Lake City, Utah.

The name and residence address within the State of Nevada of this corporation's initial resident agent shall be:

          Resident Agency National, 377 South Carson Street, Carson City,
Nevada.

Seventh:  Stock Nonassessable. The capital stock or the holders thereof, after
          -------------------
the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

Eighth:  Term of Existence. The existence of this Corporation is to be
         -----------------
"perpetual".

Ninth:  Cumulative Voting. No cumulative voting shall be permitted in the
        -----------------
election of Directors.

Tenth:  Preemptive Rights. Stockholders shall not be entitled to preemptive
        -----------------
rights.

Eleventh: The Directors of the Corporation above named, and their duly elected and qualified successors shall have the unqualified right of adoption of and subsequent revision or amendment to the bylaws of this corporation, without resort to approval thereof by the shareholders of this corporation.

Twelfth: The Directors of the Corporation above named, and their duly elected and qualified successors shall have the unqualified right to authorize and issue other and additional classes of shares of stock of this corporation in addition to those as herein provided, without resort to approval thereof by the shareholders of this corporation.

        IN WITNESS WHEREOF, we have hereunto set our hands and seals this 23rd day of January, 1987.

                                       /s/ MARK TIMOTHY
                                       ----------------------------------------
                                       Mark Timothy

                                       /s/ JERRY TIMOTHY
                                       ----------------------------------------
                                       Jerry Timothy

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     I, DON G. TIMOTHY, A Notary Public, hereby certify that on the 23rd day of January, 1986, Mark Timothy and Jerry Timothy personally appeared before me who, being first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     DATED this 23rd day of January, 1987.

My Commission Expires:                 /s/ DON G. TIMOTHY
                                       -----------------------------------
      12-1-89                          Notary Public
------------------------------         Residing at: Salt Lake City,Utah

                                                                 FILED
                                                          IN THE OFFICE OF THE
                                                       SECRETARY OF STATE OF THE
                                                            STATE OF NEVADA
                                                              JAN 23 1987

                                                       FRANKIE SUE DEL PAPA
                                                       SECRETARY OF STATE

                                                       /s/ FRANKIE SUE DEL PAPA

                                                       No.        465-87
                                                            -------------------

                      CERTIFICATE AND AGREEMENT OF MERGER
                                      OF
                             DE LUXE ONYX COMPANY
                           A California corporation

    Pursuant to the Corporation Code of California Chapter 11 Section 1100
                                     INTO
                             DE LUXE ONYX COMPANY
               a Nevada corporation as the surviving corporation
            Pursuant to Section 450 et seq, Nevada Revised Statutes


     AGREEMENT OF MERGER, dated the 23rd day of January, 1987 between DE LUXE ONYX COMPANY, a California corporation, and all of the Directors thereof and DE LUXE ONYX COMPANY, a Nevada corporation and all of the Directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporation.

     WHEREAS the Board of Directors of each of the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereafter set forth, such merger to be effected pursuant to the statutes of the State of California and the Statutes of the State of Nevada, and they have approved and authorized the form of agreement and merger.

     WHEREAS DE LUXE ONYX COMPANY is a corporation duly organized under the laws of the State of California, having been incorporated January 11th, 1921 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00 per share of which 3,000 shares are issued and outstanding; and,

     WHEREAS DE LUXE ONYX COMPANY, is a corporation duly organized under the laws of the State of Nevada, having been incorporated January 23rd, 1987 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00.

     WHEREAS the laws of the State of California and Nevada permit such a merger, and the Constituent Corporations desire to merge, under and pursuant to the provision of the laws of their respective states:

     NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants herein contained, it is agreed that DE LUXE ONYX COMPANY, a California corporation, and DE LUXE ONYX COMPANY, a Nevada corporation, shall be merged into DE LUXE ONYX COMPANY, a Nevada corporation, which shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

     1.   NAME OF SURVIVING CORPORATION.  The name of the corporation, which is
          ------------------------------
sometimes hereinafter referred to as the Surviving Corporation, shall, from and after the effective date of the merger, be DE LUXE ONYX COMPANY. The separate existence of DE LUXE ONYX COMPANY, of California, shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purpose of this Agreement of Merger and except as continued in the Surviving Corporation.

    2.    ARTICLES OF INCORPORATION OF SURVIVING CORPORATION.  The
          ---------------------------------------------------

Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of DE LUXE ONYX COMPANY, of Nevada, a copy of which is annexed as Exhibit "A" hereto.

     3.   BYLAWS. The By laws of DE LUXE ONYX COMPANY, of Nevada at the
          ------
effective time of the merger shall be By laws of the Surviving Corporation until altered or replaced as provided therein.

     4.   BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors
          -------------------------------
and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, DE LUXE ONYX COMPANY, of Nevada immediately prior to the effective time of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws or until their respective successors are elected and qualified.

     5.   AUTHORITY TO CONDUCT BUSINESS. DE LUXE ONYX COMPANY, of Nevada
          -----------------------------
represents that the corporation has not filed an application for authority to do business in California. The Surviving Corporation will conduct no such business in California without first filing and having such application approved.

     6.   CONVERSION OF SHARES. The manner of converting the shares of the
          --------------------
Constituent Corporation into the shares of the Surviving Corporation shall be set forth in this paragraph as follows:

     Immediately upon the effective date of the merger, each share of stock of DE LUXE ONYX COMPANY, of California outstanding in the hands of the public (being all of the shares of DE LUXE ONYX COMPANY, of California outstanding) without any action on the part of the holder thereof, shall automatically become and be converted into stock of the Surviving Corporation, as the case may be, at the rate of one share of stock of the Surviving Corporation for one share of stock of DE LUXE ONYX COMPANY, of Nevada. All shares thus converted shall be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully-paid, nonassessable shares of common stock of the Surviving Corporation into which shares of common stock of DE LUXE ONYX COMPANY, of California shall have been so converted.

     7.   RIGHT OF SHAREHOLDERS. After the effective time of the merger, each
          ---------------------
holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California shall cease to have any rights as a shareholder of DE LUXE ONYX COMPANY, of California are, except such as expressly reserved to such stockholders by statute. After the effective time of the merger, any holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California may, but shall not be required to, surrender the same to the Transfer Agent of the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of common stock of DE LUXE ONYX COMPANY, of Nevada theretofore represented by such certificate or certificates as shall have been converted.

                                     ( 2 )

     8.   EFFECTIVE DATE OF MERGER.
          ------------------------

     A. For all purposes of the Laws of the State of California, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of California and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of California.

     B. For all purposes of the Laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of Nevada.

     C. The corporate identity, existence, purpose, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of Nevada shall continue unaffected and unimpaired by the merger hereby provided for; and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of California shall be continued in and merged into DE LUXE ONYX COMPANY, of Nevada and DE LUXE ONYX COMPANY, of Nevada shall be fully vested therewith.

     D. The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporations shall so become a single corporation is the effective date of the merger.

     9.   AUTHORIZATION. The parties hereto acknowledge and respectively
          -------------
represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Corporations and that the matter was approved by the board of directors of the Nevada corporation and at a special meeting of shareholders of the California corporation at which the California shareholders voted as follows:

CORPORATION      SHARES OUTSTANDING         VOTED FOR         VOTED AGAINST
-----------      ------ -----------         ----- ---         ----- -------

CALIFORNIA       3,000                        1,800           None

     10.  FURTHER ASSURANCES OF TITLE. As and when requested by the Surviving
          ---------------------------
Corporation or by its successors or assigns, DE LUXE ONYX COMPANY, of Nevada will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Corporations acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and

                                     ( 3 )

                   ========================================
                                STATE OF NEVADA
                                 DEPARTMENT OF
                                     STATE

                      I herby certify that this is a true
                   and certified copy of the document as
                   filed in this office.

                           DATED:  JAN 23, 1987
                                 ------------------

                           /s/ FRANKIE SUE DEL PAPA

                             FRANKIE SUE DEL PAPA
                             Secretary of State

                    By  /s/ [ILLEGIBLE]
                      -------------------------------
                   ========================================

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JAN 23 1987

             CERTIFICATE AMENDING THE CERTIFICATE OF INCORPORATION

                                      OF

                             DE LUXE ONYX COMPANY

FRANKIE SUE DEL PAPA  SECRETARY OF STATE
      /s/ FRANKIE SUE DEL PAPA

NO. --------------------------------------


     The undersigned, being the President and Secretary of DE LUXE ONYX COMPANY, a Nevada corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on January 5th, 1987, it was agreed by unanimous vote that this Certificate Amending the Articles of Incorporation by filed.

     The undersigned further certify that the original Articles of Incorporation of DE LUXE ONYX COMPANY, were filed with the Secretary of State of the State of Nevada, on January 23rd, 1987, and a certified copy of said Articles were filed with the Carson City County Clerk on January 23rd, 1987.

     The undersigned further certify that the Article First through Article Eleventh of the original Articles of Incorporation filed on January 23rd, 1987 herein are amended to read as follows:

     ARTICLE FIRST:  The name of this corporation is:

                       Walsh Communications Group, Inc.

     ARTICLE SECOND:  No change.

     ARTICLE THIRD:  No change.

     ARTICLE FOURTH: Authorization of Capital Stock. The amount of the total authorized capital stock of this corporation shall be Fifty Thousand Dollars ($50,000) consisting of Fifty Million (50,000,000) shares of common stock with a "par value of $.001" per share. The stock shall be common, non-assessable and voting stock may be issued as, when and for such consideration as the Board of Directors may from time to time determine. The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000).

     ARTICLE FIFTH:  No change.

     ARTICLE SIXTH:  No change.

     ARTICLE SEVENTH:  No change.

     ARTICLE EIGHTH:  No change.

     ARTICLE NINTH:  No change.

     ARTICLE TENTH:  No change.

     ARTICLE ELEVENTH:  No change.

     The number of common shares outstanding at the time of adoption were Three Thousand (3,000) and the number voted for such amendment were One Thousand Eight Hundred (1,800) and the number of shares voted against such amendment were Zero
(0).

     The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, as follows:

     The 3,000 - "$1.00 par value common shares" presently outstanding are herby forward split 1000 - 1 share forward. Said Exchange shall be completed as follows: 100 - "$.001 par value common shares" shall be issued in exchange for each 1 - "$1.00 par value common share" presently outstanding. Upon completion of the exchange there will be 3,000,000 - "$.001 par value common shares" issued and outstanding.

     The undersigned hereby certify that they have on this 23rd day of January, 1987, executed this certificate amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ MARK TIMOTHY,                      /s/ JERRY TIMOTHY
------------------------------         ------------------------------
Mark Timothy, President                Jerry Timothy, Secretary

STATE OF UTAH       )
                    : ss
COUNTY OF SALT LAKE )

On this 23rd day of January, 1987, before me the undersigned a Notary Public in and for the County of Salt Lake, State of Utah, personally appeared Mark Timothy and Jerry Timothy, known to me to be the persons whose names are subscribed to the foregoing Certificate Amending Article of Incorporation and acknowledged to me that they executed the same.

My Commission Expires:                 /s/ DON G [ILLEGIBLE]
                                       ------------------------------
     12-1-89                           Notary Public
------------------
                                       Residing at: Salt Lake City, Utah
                                                   ------------------


                                  ( Page 2 )
directors of DE LUXE ONYX COMPANY, of California and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise to take any and all such action.

     11.  SERVICE OF PROCESS ON SURVIVING CORPORATION. The Surviving Corporation
          -------------------------------------------
agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of DE LUXE ONYX COMPANY, of California as well as for the enforcement of any obligation of the Surviving Corporation rising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the California Corporations Code, of California, and hereby irrevocably appoints the Secretary of State of California as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to the Resident Agent, Resident Agency National, 377 South Carson Street, Carson City, Nevada until further notice.

     12.  SHAREHOLDERS RIGHT TO PAYMENT. The Surviving Corporation agrees that
          -----------------------------
subject to the provisions of the California Corporations Code of the State of California, that it will pay to the shareholders of DE LUXE ONYX COMPANY the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of California as the case may be.

     13.  ABANDONMENT. This Agreement of Merger may be abandoned (a) by either
          -----------
Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation so terminating to the other Constituent Corporation, and thereupon, an abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its Board of Directors or shareholders.

     IN WITNESS WHEREOF each of the Constituent Corporations, pursuant to authority duly granted by its Board of Directors, has caused this Agreement of Merger to be executed by a majority of its Directors and its President and Secretary.

     The respective Directors and officers of the Constituent Corporations

                                     ( 4 )
do hereby certify that the above Merger Agreement was adopted as set forth in the above Agreement and that said resolution has not been revoked or amended.

DE LUXE ONYX COMPANY                   DE LUXE ONYX COMPANY
(a California corporation)             (a Nevada corporation)


/s/ MARK TIMOTHY                       /s/ MARK TIMOTHY
------------------------------         ------------------------------
Mark Timothy                           Mark Timothy
President & Director                   President & Director


/s/ JERRY TIMOTHY                      /s/ JERRY TIMOTHY
------------------------------         ------------------------------
Jerry Timothy                          Jerry Timothy
Secretary & Director                   Secretary & Director


STATE OF UTAH        )
                     : ss
COUNTY OF SALT LAKE  )

     This instrument was acknowledged before me this 23rd day of January, 1987, by Mark Timothy and Jerry Timothy known to me to be the officers and directors of DE LUXE ONYX COMPANY, (California) as set forth under their respective signatures.

     This instrument was acknowledged before me this 23rd day of January, 1987, by Mark Timothy and Jerry Timothy known to me to be the officers and directors of DE LUXE ONYX COMPANY, (Nevada) as set forth under their respective signatures.

My Commission Expires:                 /s/ DON G [ILLEGIBLE]
                                       ------------------------------
     12-1-89                           Notary Public
------------------------------         Residing at:


                                     ( 5 )